Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly Revenue of $377 million; Year-over-year growth of 22%

GAAP Diluted Earnings Per Share of $0.18

Non-GAAP Diluted Earnings Per Share of $0.35

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported financial results for the first quarter of fiscal 2008 ended March 31, 2008.

Financial Results

In the first quarter of fiscal 2008, Citrix achieved revenue of $377 million, compared to $308 million in the first quarter of fiscal 2007, representing 22 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal 2008 was $34 million, or $0.18 per diluted share, compared to $38 million, or $0.20 per diluted share for the first quarter of 2007.

Non-GAAP Results

Non-GAAP net income in the first quarter of 2008 increased 16 percent to $66 million, or $0.35 per diluted share, compared to $57 million, or $0.31 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of in-process research and development and the tax effects related to those items.

“I’m delighted with another great quarter of growth,” said Mark Templeton, president and chief executive officer for Citrix.

“Our focus and investments in building a more global footprint, product line breadth, and business model diversity is serving us well.”

Q1 Financial Highlights

In reviewing the first quarter results of 2008, compared to the first quarter of 2007:

  Product license revenue increased 20 percent;
  Revenue from license updates grew 19 percent;
  Online services contributed $62 million of revenue, representing an increase of 31 percent;

  Technical services revenue, which is comprised of consulting, education and technical support, grew 31 percent;
  Revenue grew in the EMEA region by 31 percent; the Pacific region by 28 percent; and, the America’s region by 13 percent;
  Deferred revenue totaled $459 million, compared to $376 million on March 31, 2007;
  GAAP operating margin was 8 percent for the quarter; non-GAAP operating margin was 20 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense;
  Cash flow from operations was $107 million; and
  Repurchased shares were 4.2 million shares at an average price paid per share of $35.22.

Financial Outlook for Second Quarter 2008

Citrix management expects to achieve the following results during its second fiscal quarter 2008 ending June 30, 2008:

  Net revenue is expected to be in the range of $380 million to $390 million, compared to $334 million in the second quarter of 2007;
  GAAP diluted earnings per share is expected to be in the range of $0.16 to $0.20. Non-GAAP diluted earnings per share is expected to be in the range of $0.35 to $0.38, excluding $0.07 related to the effects of amortization of intangible assets primarily related to business combinations and $0.11 to $0.12 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2008

Citrix management expects to achieve the following results for the fiscal year 2008:

  The company expects net revenue to be in the range of $1.600 billion to $1.645 billion.
  The company expects GAAP diluted earnings per share to be in the range of $0.78 to $0.89. Non-GAAP diluted earnings per share to be in the range of $1.54 to $1.64. Non-GAAP diluted earnings per share excludes $0.26 related to the effects of the amortization of intangible assets, and $0.49 to $0.50 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the first quarter of 2008, Citrix announced:

  An expanded alliance with Microsoft to deliver desktop virtualization solutions and develop interoperability between Citrix XenServer™ and both Windows Server 2008 and Microsoft System Center;

  Full support for Microsoft Windows Server 2008 and Windows Server 2008 Hyper-V with Citrix XenDesktop™ as well as Citrix XenServer;
  A strategic development and distribution agreement with HP integrating an enhanced version of Citrix XenServer into 64-bit HP ProLiant servers called Citrix XenServer HP Select Edition;
  A global, strategic partnership with NetApp to deliver a complete server virtualization solution capable of leveraging NetApp® storage solutions called Citrix XenServer Adapter for NetApp Data ONTAP®;
  An OEM agreement for Lenovo to certify, support and sell Citrix XenServer products with their hardware;
  Citrix XenServer 4.1, which extending the dynamic datacenter to both physical and virtual servers;
  Citrix Delivery Center™, a new overarching product family brand featuring four primary product lines: Citrix XenServer, Citrix XenDesktop, Citrix® NetScaler® and Citrix XenApp™ – the new name for Citrix Presentation Server™;
  Frost & Sullivan named Citrix Online its 2008 North American Web Conferencing Company of the Year;
  Gartner, Inc. positioned Citrix WANScaler™ in the visionaries quadrant in its “Magic Quadrant for WAN Optimization Controllers, 2007” report; and
  Its Board of Directors authorized a $300 Million increase to the company’s share repurchase program.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately fifteen days by dialing 800-642-1687 or 706-645-9291 (passcode required: 42425610).

About Citrix

Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 200,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 99% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 7,680 channel and alliance partners in more than 100 countries. Annual revenue in 2007 was $1.4 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for Second Fiscal Quarter 2008, Financial Outlook for Fiscal Year 2008 and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the uncertainty in the IT spending environment and the risk of a downturn in economic conditions generally; the success and growth of the company’s product lines; the company’s product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; Citrix's timing and ability to successfully integrate acquired companies (including without limitation XenSource), their products, operations (including migration to Citrix's systems and controls) and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products; failure to further develop and successfully market the technology and products of acquired companies, including failure to execute Citrix's sales and marketing plans and failure to successfully partner with key distributors, resellers, OEM's and strategic partners; and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products and the success of the company’s marketing and licensing programs; intellectual property litigation; shareholder litigation; increased competition; changes in the company’s pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; impairment of the value of the company’s investment in auction rate securities; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, NetScaler®, Citrix XenServer™, Citrix Presentation Server™, Citrix Delivery Center™, Citrix WANScaler™, Citrix XenDesktop™ and Citrix XenApp™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Product licenses	$146,960	$122,067
License updates	133,934	112,808
Online services	61,985	47,211
Technical services	34,155	26,002
Total net revenues	377,034	308,088

Cost of revenues:
Cost of license revenues	11,141	8,295
Cost of services revenues	18,697	14,891
Amortization of core and product technology	10,593	6,228
Total cost of revenues	40,431	29,414

Gross margin	336,603	278,674

Operating expenses:
Research and development	71,530	46,544
Sales, marketing and support	166,445	130,649
General and administrative	62,637	57,903
Amortization of other intangible assets	5,700	4,147
In-process research and development	–	1,200
Total operating expenses	306,312	240,443

Income from operations	30,291	38,231

Other income, net	8,471	11,338
Income before income taxes	38,762	49,569

Income taxes	4,384	11,936
Net income	$34,378	$37,633

Earnings per common share – diluted	$0.18	$0.20
Weighted average shares outstanding – diluted	189,987	184,357

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	March 31, 2008	December 31, 2007
ASSETS:
Cash and cash equivalents	$192,133	$223,749
Short-term investments	238,577	356,085
Accounts receivable, net	186,600	225,861
Other current assets, net	157,662	128,650
Total current assets	774,972	934,345

Restricted cash equivalents and investments	63,824	63,735
Long-term investments	353,080	218,676
Property and equipment, net	151,405	134,907
Goodwill and other intangible assets, net	1,184,603	1,164,831
Other long-term assets	19,659	18,199
Total assets	$2,547,543	$2,534,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$236,808	$246,969
Current portion of deferred revenues	422,910	407,305
Total current liabilities	659,718	654,274

Long-term portion of deferred revenues	35,839	35,381
Other liabilities	2,543	6,713

Stockholders' equity	1,849,443	1,838,325
Total liabilities and stockholders’ equity	$2,547,543	$2,534,693

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Three Months Ended March 31, 2008
OPERATING ACTIVITIES
Net Income	$34,378
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	27,692
Stock-based compensation expense	27,406
Provision for accounts receivable allowances	235
Realized loss on investments	2,220
Other non-cash items	3,449
Total adjustments to reconcile net income to net cash provided by operating activities	61,002
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	40,165
Prepaid expenses and other current assets	(21,644)
Other assets	(513)
Deferred tax assets, net	48
Accounts payable and accrued expenses	(18,482)
Deferred revenues	16,063
Other liabilities	(4,290)
Total changes in operating assets and liabilities, net of the effects of acquisitions	11,347
Net cash provided by operating activities	106,727

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(18,188)
Purchases of property and equipment	(30,405)
Cash paid for acquisitions, net of cash acquired	(2,139)
Cash paid for licensing agreement and core technology	(27,731)
Net cash used in investing activities	(78,463)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	11,813
Excess tax benefit from exercise of stock options	2,045
Stock repurchases, net	(75,176)
Other	(407)
Net cash used in financing activities	(61,725)
Effect of exchange rate changes on cash and cash equivalents	1,845
Change in cash and cash equivalents	(31,616)
Cash and cash equivalents at beginning of period	223,749
Cash and cash equivalents at end of period	$192,133

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, and the write-off of in-process research and development. The company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company’s historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company’s gross margins, operating expenses and net income and comparing the company’s financial performance to that of its peer companies and competitors.

Management excludes the expenses described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

  The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.
  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the company’s employees and executives, with respect to stock-based compensation expense and its related tax impact, such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company’s liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31,
	2008
GAAP operating margin	8.0%
Add: stock-based compensation	7.3%
Add: amortization of core and product technology	2.8%
Add: amortization of other intangible assets	1.5%
Add: in-process research and development	–
Non-GAAP operating margin	19.6%
	Three Months Ended March 31,
	2008	2007
GAAP net income	$34,378	$37,633
Add: stock-based compensation	27,406	13,931
Add: amortization of core and product technology	10,593	6,228
Add: amortization of other intangible assets	5,700	4,147
Add: in-process research and development	–	1,200
Less: tax effects related to above items	(12,026)	(6,279)
Non-GAAP net income	$66,051	$56,860

GAAP earnings per share – diluted	$0.18	$0.20
Add: stock-based compensation	0.14	0.08
Add: amortization of core and product technology	0.06	0.03
Add: amortization of other intangible assets	0.03	0.02
Add: in-process research and development	–	0.01
Less: tax effects related to above items	(0.06)	(0.03)
Non-GAAP earnings per share – diluted	$0.35	$0.31

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2008	2008
GAAP earnings per share - diluted	$0.16 to $0.20	$0.78 to $0.89
Add: Adjustments to exclude the effects of amortization of intangible assets and in-process research and development	0.07	0.26
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.11 to 0.12	0.49 to 0.50
Non-GAAP earnings per share - diluted	$0.35 to $0.38	$1.54 to $1.64

CONTACT:
Citrix Systems, Inc., Fort Lauderdale
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
For investor inquiries, contact:
Citrix Systems, Inc.
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com